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                                                           EXHIBIT 10(d)(1)(ii)


                      TRUST FOR ANTHONY INDUSTRIES, INC.

                     SUPPLEMENTAL EMPLOYEE RETIREMENT PLAN

                              FOR THE BENEFIT OF

                                B. I. FORESTER

          This Agreement made this 20 day of November, 1995, by and between ANTHONY INDUSTRIES, INC. ("the Company") and WELLS FARGO BANK N.A. ("Trustee").

          WHEREAS, pursuant to that certain agreement between the Company and B.
I. Forester ("Forester") dated November 20, 1995 (the "November 20 Agreement"), the Company has adopted a "Supplemental Employee Retirement Plan" for the benefit of B. I. Forester ("SERP");

          WHEREAS, the Company will incur liability under the terms of such SERP with respect to benefits payable to Forester and his spouse (hereinafter the "Foresters");

          WHEREAS, the Company wishes to establish a trust (hereinafter called "Trust") and to contribute assets to the Trust that shall be held therein, subject only to the claims of the Company's creditors in the event of the Company's Insolvency, as herein defined, until paid to the Foresters in such manner and at such times as specified in the SERP;

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          WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the SERP as an unfunded plan maintained for the purpose of providing deferred compensation for a "select group of management or highly compensated employees" for purposes of Title I of the Employee Retirement Income Security Act of 1974;

          WHEREAS, it is the intention of the Company to make contributions to the Trust to provide it with a source of funds to assist it in the meeting of its liabilities under the SERP;

          NOW, THEREFORE, Anthony Industries, Inc. and Wells Fargo Bank N.A. do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

                                   ARTICLE 1

                            ESTABLISHMENT OF TRUST

          1.1 The Company hereby deposits with Trustee in trust not less than One Dollar ($1.00), which shall be the initial principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement and the SERP. This Trust Agreement and the SERP are intended to be administered together by the Company.

          1.2 The Trust hereby established shall be irrevocable by the Company.

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          1.3  The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter
1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

          1.4 The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of the Foresters and general creditors as herein set forth. The Foresters shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the SERP and this Trust Agreement shall be mere unsecured contractual rights of the Foresters against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3.1 herein.

          1.5 The Company may, from time to time, make additional deposits of cash in Trust with the Trustee as required by the terms of the SERP, to augment the principal to be held, administered and disposed of by the Trustee as provided in the SERP and the Trust.

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                                   ARTICLE 2

                           PAYMENTS TO THE FORESTERS

          2.1 At such time as the Foresters become entitled to receive distributions, the Company shall deliver to the Trustee a schedule (the "Payment Schedule") that indicates the monthly amounts payable in respect of Forester, and the monthly due date for payment of such monthly amounts. Upon the death of Forester, and if Forester's spouse shall have survived him, the Company shall deliver a new Payment Schedule to the Trustee indicating the monthly amount payable to Forester's surviving spouse. Except as otherwise provided herein, Trustee shall make payments to the Foresters in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the SERP and shall pay amounts withheld to the appropriate taxing authorities unless the Trustee determines that such amounts have already been reported, withheld and paid by the Company.

          2.2 The entitlement of the Foresters to benefits under the SERP shall be determined solely by the Company under the terms of the SERP.

          2.3 The Company may make payment of benefits directly to the Foresters as they become due under the terms of the SERP. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time each payment is payable to the

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Foresters. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the SERP, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company when principal and earnings are not sufficient.

                                   ARTICLE 3

                       TRUSTEE RESPONSIBILITY REGARDING

                           PAYMENTS TO THE FORESTERS

                         WHEN THE COMPANY IS INSOLVENT

          3.1 The Trustee shall cease payment of benefits to the Foresters if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust if (a) the Company is unable to pay its debts as they become due, or (b) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

          3.2  At all times during the continuance of this Trust, as provided in
Section 1.4 hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

               (a) The Board of Directors and Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the

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Company has become Insolvent, the Trustee shall determine whether the Company is
Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to the Foresters.

               (b) Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

               (c) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to the Foresters and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of the Foresters to pursue their rights as general creditors of the Company with respect to benefits due under the SERP or otherwise.

               (d) The Trustee shall resume the payment of benefits to the Foresters in accordance with Article 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

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          3.3  Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3.2 hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to the Foresters under the terms of the SERP for the period of such discontinuance, less the aggregate amount of any payments made to the Foresters by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

                                   ARTICLE 4

                            PAYMENTS TO THE COMPANY

          Except as permitted under the terms of the SERP or in the case of Insolvency, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payments of benefits have been made to the Foresters pursuant to the terms of the SERP. In accordance with Section 4(e) of the SERP, the Company shall have the right and power to direct the Trustee to return Trust assets (including income that is accumulated and reinvested) to the Company to the extent that the fair market value of the net assets of the Trust on the last day of the year exceeds 110% of the Full Funding Amount for such year.

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                                   ARTICLE 5

                           INVESTMENT OF SERP ASSETS

          5.1 Except as provided in Article 4, during the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested. The Company or an investment manager retained by the Company, shall direct the Trustee as to the investment of Trust assets. All investments shall be made at the sole discretion of the Company or such investment manager, except that in no event may the Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by the Company, other than a de minimis amount held in common investment vehicles. Subject to the Company's obligation to fund the Trust in accordance with the SERP, the Company shall have no responsibility to make the Trust whole for any losses resulting from such investments. All rights associated with assets of the Trust, other than the investment decisions retained by the Company, shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercised by or rest with the Foresters.

          5.2 Except as provided below, the Company shall have all power and responsibility for the management, disposition, and investment of the Trust assets, and the Trustee shall comply with proper written directions of the Company concerning the Trust assets. The Company shall not issue directions in violation of the terms of this Agreement. The Trustee shall have no duty or responsibility to review, initiate action, or make recommendations

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regarding the Trust assets and shall retain such assets until directed in writing by the Company to dispose of them.

          5.3 The Company may appoint an Investment Manager or Managers to direct, control or manage the investment of all or a portion of the Trust assets. The Company shall notify the Trustee in writing of the appointment of each Investment Manager and the portion of the Trust assets subject to the Investment Manager's direction. If the foregoing conditions are met, the Investment Manager shall have the power to manage, acquire, retain or dispose of such portion of the Trust assets and the Trustee shall not be liable for the acts or omissions of the Investment Manager or be under an obligation to invest or otherwise manage the portion of the Trust assets which is subject to the direction of such Investment Manager.

          5.4 Except as provided in Section 5.1 above, the Trust may hold assets of any kind, including shares of any registered investment company, whether or not the Trustee or any of its affiliates is an advisor to, or other service provided to, such company and received compensation from such company for the services provided.

                                   ARTICLE 6

                             ACCOUNTING BY TRUSTEE

          The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as

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shall be agreed upon in writing between the Company and the Trustee. Within sixty (60) days following the close of each calendar year and within sixty (60) days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be, valued separately at cost and at market value.

                                   ARTICLE 7

                           RESPONSIBILITY OF TRUSTEE

          7.1 The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the SERP or this Trust and is given in writing by the Company. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

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          7.2  If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify the Trustee against the Trustee's reasonable costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust, provided, however, that the Company shall have the right to assume the defense of any such litigation with counsel reasonably acceptable to the Trustee and to settle any such litigation with the consent of the Trustee, which consent will not be unreasonably withheld.

          7.3 The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

          7.4 The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

          7.5 Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust

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the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative
Regulations promulgated pursuant to the Internal Revenue Code.

                                   ARTICLE 8

                     COMPENSATION AND EXPENSES OF TRUSTEE

          The Company shall pay all reasonable administrative expenses of the Trustee and such fees of the Trustee on which the Company and the Trustee may agree. If not so paid, the fees and expenses shall be paid from the Trust.

                                   ARTICLE 9

                              REMOVAL OF TRUSTEE

          9.1 The Trustee may resign at any time by written notice to the Company, which shall be effective sixty (60) days after receipt of such notice unless the Trustee agrees otherwise.

          9.2 The Trustee may be removed by the Company on sixty (60) days notice or upon shorter notice accepted by the Trustee.

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          9.3  Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within sixty (60) days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

          9.4 If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Article 10 hereof, by the effective date of resignation or removal under Sections 9.1 or 9.2. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

                                  ARTICLE 10

                           APPOINTMENT OF SUCCESSOR

          10.1  If the Trustee resigns, or is removed, in accordance with
Section 9.1 or 9.2 hereof, the Company may appoint any bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal, except that such bank trust department or other party may not be a lender or an affiliate of a lender to the Company. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument

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necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

          10.2 The successor Trustee need not examine the records and acts of any prior Trustee. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes the successor Trustee.

                                  ARTICLE 11

                           AMENDMENT OR TERMINATION

          11.1 This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the SERP or shall make the Trust revocable.

          11.2 The Trust shall not terminate until the date on which the Foresters are no longer entitled to benefits pursuant to the terms of the SERP. Upon termination of the Trust any assets remaining in the Trust shall be returned to the Company.

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          11.3  Upon written approval of the Foresters, the Company may terminate this Trust prior to the time all benefit payments under the SERP have been made. All assets in the Trust at termination shall be returned to the Company.

                                  ARTICLE 12

                                 MISCELLANEOUS

          12.1 Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

          12.2 Benefits payable to the Foresters under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

          12.3 This Trust Agreement shall be governed by and construed in accordance with the laws of the State of California.

                                  ARTICLE 13

                                EFFECTIVE DATE

          The effective date of this Trust Agreement shall be November 20, 1995.

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                                  ARTICLE 14

                           ACCEPTANCE BY THE TRUSTEE

          This Trust has been accepted by the Trustee which agrees to hold in trust and administer the Fund hereunder, subject to all of the terms and conditions hereof.

          IN WITNESS WHEREOF, ANTHONY INDUSTRIES, INC. and WELLS FARGO BANK N.A. have executed this Agreement this 20 day of November, 1995.
                                  --

                                            THE COMPANY:

                                            ANTHONY INDUSTRIES, INC.


                                            By: /s/ John J. Rangel
                                                ---------------------------



                                            THE TRUSTEE:


                                            WELLS FARGO BANK N.A.


                                            By: /s/ M. J. Cowen
                                                ---------------------------

                                            By: /s/ Pamela Howard
                                                ---------------------------

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                                                               November 17, 1995

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